UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

INTRODUCTION

The following unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes.
On November 1, 2024, pursuant to the previously announced transaction between Clearwater Paper Corporation and Sofidel America Corp. (Buyer), a wholly owned subsidiary of Sofidel S.p.A , dated July 21, 2024, Clearwater Paper Corporation completed the sale to Buyer of the Company’s consumer products division through their acquisition of certain wholly owned subsidiaries and certain assets of the Clearwater Paper Corporation (Disposal Transaction).
The unaudited pro forma condensed consolidated financial information has been derived from the Company’s historical consolidated financial statements and gives effect to the Disposal Transaction. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2024, reflects the Company’s financial position as if the Disposal Transaction had occurred on such date. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2024, and for each of the years ended December 31, 2023, 2022, and 2021 reflect the Company’s operating results as if the Disposal Transaction had occurred as of January 1, 2021. In addition, the unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2024, and the year ended December 31, 2023, reflect certain adjustments, described herein, that are incremental to those related to the Disposal Transaction, as if they occurred on January 1, 2023. In the Company’s future public filings, the historical financial results of the consumer products segment will be reflected in the Company’s consolidated financial statements as discontinued operations under U.S. generally accepted accounting principles (“GAAP”) for all periods.
The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with:
•the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Company's Form 10-K for the year ended December 31, 2023, and
•the unaudited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Form 10-Q for the six months ended June 30, 2024.
The unaudited pro forma condensed financial information has been prepared based upon the best available information and management estimates and is subject to the assumptions and adjustments described below and in the accompanying notes to the unaudited pro forma condensed consolidated financial information. The pro forma financial information is not intended to be a complete presentation of the Company’s financial position, or results of operations had the Disposal Transaction occurred as of and for the periods presented. In addition, the unaudited pro forma condensed consolidated financial information is provided for illustrative and informational purposes only and is not necessarily indicative of the Company’s future results of operations or financial condition had the Disposal Transaction been completed on the dates assumed. The actual financial position and results of operations may materially differ from the pro forma amounts reflected herein due to a variety of factors. Management believes these assumptions and adjustments are reasonable, given the information available at the filing date.
The “Discontinued Operations” column in the unaudited pro forma condensed consolidated financial information reflects the Company’s historical consolidated financial information for the consumer products division for the periods presented and does not reflect any adjustments related to the Disposal Transaction and related transactions.
The “Other Adjustments” column in the unaudited pro forma condensed consolidated financial information gives effect to the Disposal Transaction and has been prepared consistent with the guidance for discontinued operations in accordance with Financial Accounting Standards Board, Accounting Standards Codification (ASC) 205-20 Presentation of Financial Statements – Discontinued Operations, under U.S. GAAP. Therefore, the Company did not allocate any general corporate overhead expenses to the discontinued operation and other adjustments and as such, the unaudited pro forma condensed consolidated financial information does not reflect what the Company’s results of operations would have been on a stand-alone basis and is not necessarily indicative of future results of operations. In addition, the Company’s current estimates for discontinued operations are preliminary and actual results could differ from these estimates as the Company finalizes the discontinued operations accounting to be reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, as well as the Company's Annual Report on Form 10-K for the year ended December 31, 2024. Additionally, this column is based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and best reflect the Disposal Transaction on the Company’s financial condition and results of operations.

Included in the proforma financial information, the Company presents certain non-GAAP financial information for the first six months of 2024 and the years ended December 31, 2023, 2022 and 2021 including Adjusted EBITDA and Adjusted EBITDA margin. Because these amounts are not in accordance with GAAP, reconciliations to net income as determined in accordance with GAAP are included in the tables provided. The company presents this non-GAAP metric because management believes it assists investors and analysts in comparing the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance. In addition, the company uses Adjusted EBITDA: (i) as a factor in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the effectiveness of the company's business strategies, and (iii) because the company's credit agreement and the indentures governing the company's outstanding notes use metrics similar to Adjusted EBITDA to measure the company's compliance with certain covenants.

Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
As of June 30, 2024

	Historical
(In millions)	Clearwater Paper	Discontinued Operations (a)	Other Adjustments		Condensed Proforma Continuing Operations
Assets
Current assets:
Cash and cash equivalents	$39.6	$—	$(5.5)	b,c	$34.1
Receivables, net	255.8	(81.1)			174.7
Inventories, net	420.2	(168.0)			252.2
Other current assets	18.3	(0.5)			17.8
Current assets of discontinued operations	—	249.6	(249.6)	b	—
Total current assets	733.9	—	(255.1)		478.8
Property, plant and equipment	3,641.0	(1,423.6)	56.6		2,274.0
Accumulated depreciation	(2,035.9)	804.9	(45.1)		(1,276.1)
Property, plant and equipment, net	1,605.1	(618.7)	11.5	d	997.9
Goodwill and intangibles	54.1	—			54.1
Other assets, net	85.3	(25.8)			59.5
Long term assets of discontinued operations	—	644.5	(644.5)	b	—
Total assets	$2,478.4	$—	$(888.1)		$1,590.3
Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$5.2	$(0.9)	(3.7)	c	$0.6
Accounts payable and accrued liabilities	418.1	(107.9)	5.0	d	315.2
Current liabilities of discontinued operations	—	108.8	(108.8)	b	—
Total current liabilities	423.3	—	(107.5)		315.8
Long-term debt	1,137.9	(22.0)	(836.7)	c	279.2
Liability for pension and other postretirement employee benefits	54.7	$(1.1)	—		53.6
Deferred tax liabilities and other long-term obligations	204.0	(109.5)	29.0	d	123.5
Long-term liabilities of discontinued operations	—	132.6	(132.6)	b	—
Total liabilities	1,819.8	—	(1,047.8)		772.1
Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	—	—	—		—
Additional paid-in capital	13.5	—	—		13.5
Retained earnings	675.8	—	159.7	b,c,d	835.5
Accumulated other comprehensive loss, net of tax	(30.7)	—	—		(30.7)
Total stockholders’ equity	658.6	—	159.7		818.3
Total liabilities and stockholders' equity	$2,478.4	$—	$(888.1)		$1,590.4

The accompanying notes are an integral part of these condensed consolidated financial statements.

Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
Six Months Ended June 30, 2024

	Historical Clearwater Paper	Discontinued Operations (a)	Other Adjustments		Pro Forma Clearwater Paper Continuing Operations
(In millions, except share and per share amounts)
Net sales	$1,082.6	$(505.9)	$26.5	e	$603.2
Costs and expenses:
Cost of sales	972.5	(428.4)	27.3	f	571.4
Selling, general and administrative expenses	74.3	(18.5)	3.7	g	59.5
Other operating charges, net	25.0	—	(4.4)	h	20.6
Total operating costs and expenses	1,071.7	(446.9)	26.6		651.4
Income (loss) from operations	10.9	(59.0)	(0.1)		(48.2)
Non-operating income (expense)	(21.9)	1.0	10.3	i	(10.6)
Income (loss) before income taxes	(11.0)	(58.0)	10.2		(58.8)
Income tax provision (benefit)	(2.4)	(14.5)	2.5	j	(14.4)
Net loss	$(8.6)	$(43.5)	$7.7		$(44.4)

Net income (loss) per common share:
Basic	$(0.52)				$(2.67)
Diluted	$(0.52)				$(2.67)

Average shares of common stock used to compute net income per share (in thousands):
Basic	16,634				16,634
Diluted	16,634				16,634

Adjusted EBITDA
Net income	$(8.6)	$(43.5)	$7.7		$(44.4)
Income tax provision (benefit)	(2.4)	(14.5)	2.5		(14.4)
Non-operating income (expense)	21.9	(1.0)	(10.3)		10.6
Inventory revaluation on acquired business	6.8	—	—		6.8
Depreciation and amortization expense	54.1	(28.2)	—		25.9
Other operating charges, net	25.0	—	(4.4)		20.6
Adjusted EBITDA	$96.8	$(87.2)	$(4.5)		$5.1
Adjusted EBITDA Margin	8.9%				0.8%

The accompanying notes are an integral part of these condensed consolidated financial statements.

Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
Twelve Months Ended December 31, 2023

		Pro Forma Transaction Accounting Adjustments
	Historical Clearwater Paper	Discontinued Operations (a)	Other Adjustments		Pro Forma Clearwater Paper Continuing Operations
(In millions, except share and per share amounts)
Net sales	$2,082.8	$(1,023.4)	$76.6	e	$1,136.0
Costs and expenses:
Cost of sales	1,752.0	(894.6)	77.9	e	935.3
Selling, general and administrative expenses	148.3	(37.0)	8.1	f	119.4
Other operating charges, net	5.3	—	(2.1)	g	3.2
Total operating costs and expenses	1,905.7	(931.6)	83.9		1,057.9
Income from operations	177.1	(91.7)	(7.3)		78.2
Non-operating income (expense)	(33.0)	1.9	18.6	h	(12.5)
Income before income taxes	144.2	(89.8)	$11.3		65.7
Income tax provision (benefit)	36.4	(22.4)	2.9	i	16.9
Net income	$107.7	$(67.4)	$8.4		$48.8

Net income per common share:
Basic	$6.39				$2.89
Diluted	$6.30				$2.86

Average shares of common stock used to compute net income per share (in thousands):
Basic	16,863				16,863
Diluted	17,091				17,091

Adjusted EBITDA
Net income	$107.7	$(67.4)	$8.4		$48.8
Income tax provision (benefit)	36.4	(22.4)	2.9		16.9
Non-operating income (expense)	33.0	(1.9)	(18.6)		12.5
Depreciation and amortization expense	98.6	(58.8)	0.8		40.6
Other operating charges, net	5.3	—	(2.1)		3.2
Adjusted EBITDA	$281.0	$(150.5)	$(8.6)		$122.0
Adjusted EBITDA Margin	13.5%				10.7%

The accompanying notes are an integral part of these condensed consolidated financial statements.

Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
Twelve months ended December 31, 2022

		Pro Forma Transaction Accounting Adjustments
	Historical Clearwater Paper	Discontinued Operations (a)	Other Adjustments		Pro Forma Clearwater Paper Continuing Operations
(In millions, except share and per share amounts)
Net sales	$2,080.1	$(950.2)	65.1	e	$1,195.0
Costs and expenses:
Cost of sales	1,823.4	(907.9)	67.0	e	982.5
Selling, general and administrative expenses	133.0	(31.0)	8.0	f	110.0
Other operating charges, net	9.7	—	(6.6)	g	3.1
Total operating costs and expenses	1,966.2	(938.9)	68.4		1,095.7
Income from operations	113.9	(11.3)	(3.3)		99.3
Non-operating income (expense)	(40.8)	4.1	19.3	h	(17.4)
Income before income taxes	73.1	(7.2)	16.0		81.9
Income tax provision (benefit)	27.0	(1.8)	4.0	i	29.2
Net income	$46.0	$(5.4)	$12.0		$52.7

Net income per common share:
Basic	$2.71				$3.10
Diluted	$2.68				$3.07

Average shares of common stock used to compute net income per share (in thousands):
Basic	16,985				16,985
Diluted	17,181				17,181

Adjusted EBITDA
Net income	$46.0	$(5.4)	$12.0		$52.7
Income tax provision (benefit)	27.0	(1.8)	4.0		29.2
Non-operating income (expense)	40.8	(4.1)	(19.3)		17.4
Depreciation and amortization expense	103.3	(62.9)	0.8		41.2
Other operating charges, net	9.7	—	(6.6)		3.1
Adjusted EBITDA	$226.8	$(74.2)	$(9.1)		$143.6
Adjusted EBITDA margin	10.9%				12.0%

The accompanying notes are an integral part of these condensed consolidated financial statements.

Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
Twelve months ended December 31, 2021

		Pro Forma Transaction Accounting Adjustments
	Historical Clearwater Paper	Discontinued Operations (a)	Other Adjustments		Pro Forma Clearwater Paper Continuing Operations
(In millions, except share and per share amounts)
Net sales	$1,772.6	$(835.0)	61.9	e	$999.5
Costs and expenses:
Cost of sales	1,590.0	(804.8)	62.7	e	847.9
Selling, general and administrative expenses	112.90	(26.2)	7.7	f	94.4
Other operating charges, net	57.7	—	(48.2)	g	9.5
Total operating costs and expenses	1,760.6	(831.0)	22.2		951.8
Income from operations	12.0	(4.0)	39.7		47.7
Non-operating income (expense)	(47.8)	1.6	22.4	h	(23.8)
Income (loss) before income taxes	(35.7)	(2.4)	62.1		23.9
Income tax provision (benefit)	(7.7)	(0.6)	15.5	i	7.2
Net income (loss)	$(28.1)	$(1.8)	$46.6		$16.7

Net income per common share:
Basic	$(1.67)				$1.00
Diluted	$(1.67)				$1.00

Average shares of common stock used to compute net income per share (in thousands):
Basic	16,767				16,767
Diluted	16,767				16,767

Adjusted EBITDA
Net income	$(28.1)	$(1.8)	$46.6		$16.7
Income tax provision (benefit)	(7.7)	(0.6)	15.5		7.2
Non-operating income (expense)	47.8	(1.6)	(22.4)		23.8
Depreciation and amortization expense	105.0	(64.9)	0.6		40.7
Other operating charges, net	57.7	—	(48.2)		9.5
Adjusted EBITDA	$174.6	$(68.9)	$(7.9)		$97.9
Adjusted EBITDA margin	9.8%				9.8%

The accompanying notes are an integral part of these condensed consolidated financial statements.

Note 1. BASIS OF PRO FORMA PRESENTATION
These unaudited pro forma condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission Article 11 of SEC Regulations for S-X Pro Forma Financial Information and present the pro forma results of operations and the pro forma financial position of the company based upon historical financial information after giving effect to the Transaction and adjustments described in these footnotes. Certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations.
The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only. These unaudited pro forma condensed financial statements are not indicative of the results of operations that would have been achieved had the Transaction actually taken place at the dates indicated and do not purport to be indicative of future financial position or operating results. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements described below.
The pro forma condensed combined balance sheet was prepared by combining the historical consolidated balance sheet data as of June 30, 2024, of Clearwater Paper, assuming the disposition had occurred on June 30, 2024. The pro forma statement of operations for the six months ended June 30, 2024, and the twelve months ended December 31, 2023, 2022 and 2001 have been prepared for these periods, assuming the disposition had occurred on January 1, 2021.

Note 2. PRO FORMA ADJUSTMENTS
a.     The Discontinued Operations column of the unaudited pro forma condensed consolidated balance sheet and the unaudited pro forma condensed consolidated statements of operations presents historical financial results directly attributable to the Disposal Transaction. Such information is consistent with previously reported Assets and segment results for the consumer products division.
b.     Other adjustments include estimated proceeds of $844 million from the Disposal transaction which reflects the $1.06 billion sales price less assumed debt, transaction cost and related income taxes. The pro forma presentation assumes income taxes resulting from the gain are paid concurrently with the transaction closing which the actual timing of such payments can be materially different.
c.     Other adjustments include $850 million expected use of cash to redeem $400.0 million of the Farm Credit Term Loan Facility, $270 million of the Term Revolver Credit Agreement, $90 million of the Commercial Bank Term Loan and $90.0 million under the ABL Credit Agreement. In connection with the debt repayments, we estimate an early debt extinguishment charge of $9.6 million related to unamortized debt fees. This extinguishment charge is not reflected in the Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2024.
d.     In connection with asset sale agreement, the Company is retaining ownership of land and facilities on which the consumer products division at the Lewiston, Idaho operates. Accordingly, the Company will lease to the Buyer these facilities. This adjustment recasts the associated land and building out of discontinued operations. Additionally, the Company estimates $34 million is the estimated fair market value of the lease which will be deferred from the sales proceeds and record as future lease revenue.
e.     In connection with the sales agreement, the Company entered into a Services and Use Agreement; pursuant to which the Company will provide certain products and services to the buyer in connection with the ongoing operations. These services include the sale of pulp and other inputs consumed in the ongoing operations as well as various services. Historically, the Company has shown these costs as offsets as these represent intercompany transactions between the Consumer Products division and the Pulp and Paperboard manufacturing operations. Based upon discontinued operations treatment, such transfers of pulp and other inputs have been recast to Net Sales on the condensed consolidated statement of operations with a corresponding increase in Cost of Sales. It is expected that these sales will continue at a similar margin to historic practice. Also included in the adjustment to Cost of Sales is depreciation and other costs associated with the discontinued operations.
f.     General corporate overhead for certain functions which were historically allocated to the consumer products division do not meet the requirements to be presented as discontinued operations. Such allocation includes labor and non-labor cost primarily related to environmental, health and safety, purchasing and transportation services. Additionally, certain of these labor costs have been conveyed with the transaction and have reduced the amount of the allocation.
g.     These amounts are attributed to the consumer products division however are unrelated to the on-going operating activities and are therefore classified as “Other operating charges, net”. Such items consist of the following amounts:

	Six months ended June 30,	Years ended December 31,
	2024	2023	2022	2021
Divestiture related costs	$4.1	$—	$—	$—
Cost associated with mill closure	—	—	0.4	50.0
Miscellaneous environmental accruals	—	—	—	(1.8)
Reorganization and other expenses	—	—	1.5	—
Impairment of equipment	—	2.1	4.7	—
	$4.1	$2.1	$6.6	$48.2

h.     In accordance with ASC 205-20, the Company has elected to allocate a portion of its interest cost not directly attributable to discontinued operations based upon a ratio of net assets held by the discontinued operations as compared to total net assets.
i.Other adjustments reflect the estimated income tax impact of the proforma adjustments at the applicable statutory income tax in effect during the periods presented.